Exhibit 99.1

Sana Biotechnology Reports Fourth Quarter and Full Year 2021 Financial Results and Business Updates

Plans to present data at multiple scientific conferences in 2022

Expects to file INDs for leading CAR T ex vivo program, SC291, and in vivo program, SG295, in 2022

2021 year-end cash position of $746.9 million

SEATTLE — March 16, 2022 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2021.

“We are pleased with the progress we are making in our pipeline and in building capabilities to execute our vision of exploiting the potential of engineered cells to treat a number of diseases that don’t have effective treatments today,” said Steve Harr, Sana’s President and Chief Executive Officer. “In 2021, we meaningfully strengthened our balance sheet, advanced our pipeline giving us the potential for two investigational new drug applications (INDs) in 2022 and multiple INDs per year going forward, built out our supply chain, including commercial access to gene-editing reagents and pluripotent stem cells, and commenced the build-out of our own manufacturing facility. Most importantly, we successfully attracted talent in key business areas, which, combined with the people already inside of the company, give us the capabilities, insights, focus, and dedication to reach our mission for patients.”

Recent Corporate Highlights

Demonstrating forward progress in moving toward clinical trials for Sana’s multiple platforms including Sana’s ex vivo hypoimmune allogeneic CAR T, in vivo fusogen CAR T, and stem cell-derived programs:

•	Continued progress in building Sana’s hypoimmune ex vivo platform
o	Presented data in non-human primates showing survival and immune evasion, without immune suppression, of transplanted stem cells with Sana’s hypoimmune gene modifications.
o	Entered into a non-exclusive license and development agreement with FUJIFILM Cellular Dynamics, Inc. (FCDI) for access to FCDI induced pluripotent stem cells (iPSCs).
o

Gained access to gene editing capability to enable programs within Sana’s allogeneic CAR T and pluripotent stem cell portfolio through non-exclusive license for commercial rights to Beam Therapeutics Inc.’s (Beam) CRISPR Cas12b.

•	Progressed Sana’s hypoimmune allogeneic CD19-targeted CAR T program, SC291; IND expected as early as this year
o

Continue to progress on key steps required to advance to clinical trials, including contract manufacturing agreement for Phase I clinical supply, gene-editing reagent access through Beam license, Good Laboratory Practices (GLP) toxicology studies, and Good Manufacturing Practices (GMP) manufacturing processes and scale-up.

o	Presented data showing that hypoimmune CAR T cells evade both innate and adaptive immune systems in murine models, even in animals with pre-existing immunity to CAR T cells.
o

Presented data showing that CD19-targeted hypoimmune CAR T cells effectively kill tumor cells in mice and functionally evade the innate and adaptive immune system in allogeneic mouse recipients with either a murine or humanized immune system.

•	Progressed Sana’s in vivo CAR T program, SG295, utilizing a CD8-targeted fusosome to deliver a CD19-targeted CAR; IND expected as early as this year
o

Continue to progress on key steps to advance to clinical trials, including contract manufacturing agreement for Phase I clinical supply, GLP toxicology studies, and GMP manufacturing processes and scale-up.

o	Presented data highlighting ability of a single intravenous administration of a CD8-targeted fusosome containing a CD20-targeted CAR to deplete CD20+ B cells in NHPs.
o	Presented data highlighting ability of a single intravenous administration of SG295 to eliminate CD19+ tumor cells in mouse tumor models.
•	Expanded Sana’s CAR T capability to potentially develop best-in-class, broadly accessible CAR T cell therapies

o

Entered into an exclusive agreement with the National Institutes of Health (NIH) for worldwide commercial rights to the NIH’s CD22 chimeric antigen receptor with a fully-human binder. This CAR construct has shown efficacy in several clinical studies, including in CD19 CAR T cell therapy failures. Targeting both CD19 and CD22 with an “off-the-shelf” product, whether in combination with Sana’s hypoimmune platform or fusogen platform, offers the potential of higher and more durable complete response rates in earlier-stage patients as well as in patients that have previously failed an autologous CD19 CAR T cell therapy.

o

Entered into a non-exclusive agreement with IASO Biotherapeutics and Innovent Biologics for commercial rights to a clinically validated fully-human B cell maturation antigen (BCMA) CAR construct, which Sana intends to incorporate into both the company’s ex vivo hypoimmune allogeneic and in vivo fusogen platforms for the treatment of multiple myeloma.

•	Progressed Sana’s stem cell-derived pancreatic beta cell program, SC451, with potential to treat type 1 diabetes
o

Presented pre-clinical murine data demonstrating the ability to make stem cell-derived hypoimmune pancreatic islet cells with robust function and hypoimmune pancreatic islet cells that evade immune detection and have the ability to regulate glucose levels.

o	Established necessary agreements to establish GMP grade cell lines, including FCDI and Beam licenses, and secured contract manufacturing partner for cell bank production.
o	Remain on track for an IND as early as 2023.
•	Progressed Sana’s stem cell-derived cardiomyocyte program with the goal of treating heart failure
o

Presented data that demonstrated four edits in ion channels that alter the electrical properties of pluripotent stem cell-derived cardiomyocytes such that they eliminate engraftment arrythmias in a pig transplant model. These results demonstrate important progress in addressing a key risk associated with transplanting cardiomyocytes into the heart.

Strengthened balance sheet and Board leadership; signed lease to add internal manufacturing capability

•	Strengthened balance sheet with net proceeds of $626.6 million from the sale of 27 million shares of common stock in the company’s initial public offering.
•

Expanded Board of Directors with the addition of Joshua Bilenker, M.D., CEO of Treeline Biosciences, Alise Reicin, M.D., CEO of Tectonic Therapeutic, and Michelle Seitz, CFA, Chairman and CEO of Russell Investments.

•

Announced a lease agreement to develop a manufacturing facility in Fremont, California to support the manufacture of late-stage clinical development and early commercial product candidates across the multiple technologies in the pipeline.

Fourth Quarter 2021 Financial Results

GAAP Results

•

Cash Position: Cash, cash equivalents, and marketable securities as of December 31, 2021 were $746.9 million compared to $412.0 million as of December 31, 2020, an increase of $334.9 million. The increase was primarily driven by net proceeds of $626.4 million received in Sana’s initial public offering in February 2021, partially offset by cash used in operations of $201.1 million, a one-time upfront cash payment to Beam of $50.0 million to license its genome editing technology, and cash used for the purchase of property and equipment of $29.9 million.

•

Research and Development Expenses: For the three and twelve months ended December 31, 2021, research and development expenses, inclusive of non-cash expenses, was $108.5 million and $248.6 million, respectively, compared to $36.5 million and $132.9 million, respectively, for the same periods in 2020. The increases of $72.0 million and $115.7 million, respectively, for the three and twelve months ended December 31, 2021 were due to the one-time upfront payment to Beam to license its genome editing technology, an increase in personnel expenses related to increased headcount to expand Sana’s research and development capabilities, costs for laboratory supplies, costs for preclinical studies and external manufacturing, and facility costs. Research and development expenses include non-cash stock-based compensation of $5.3 million and $15.2 million, respectively, for the three and twelve months ended December 31, 2021 and $2.3 million and $4.9 million, respectively, for the same periods in 2020.

•

Research and Development Related Success Payments and Contingent Consideration: For the three months ended December 31, 2021, we recognized a non-cash gain of $9.9 million, and for the twelve months ended December 31, 2021, we recognized non-cash expense of $57.9 million, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate, compared to expenses of $67.6 million and $124.9 million, respectively, for the same periods in 2020.
•

General and Administrative Expenses: General and administrative expenses for the three and twelve months ended December 31, 2021, inclusive of non-cash expenses, were $12.7 million and $50.4 million, respectively, compared to $9.2 million and $28.3 million, respectively, for the same periods in 2020. The increases of $3.5 million and $22.1 million, respectively, in the three and twelve months ended December 31, 2021 were primarily due to increased personnel-related expenses attributable to an increase in headcount to build our infrastructure and support our continued research and development activities, legal fees to support our patent portfolio and license arrangements, insurance associated with being a public company, consulting fees, and facility costs. General and administrative expenses include stock-based compensation of $2.0 million and $7.1 million, respectively, for the three and twelve months ended December 31, 2021 and $0.4 million and $0.9 million, respectively, for the same periods in 2020.

•

Net Loss: Net loss for the three and twelve months ended December 31, 2021 were $110.7 million, or $0.60 per share, and $355.9 million, or $2.14 per share, respectively, compared to $113.2 million, or $7.40 per share, and $285.3 million, or $21.92 per share, respectively, for the same periods in 2020.

Non-GAAP Measures

•

Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the twelve months ended December 31, 2021 was $209.6 million compared to $125.0 million for the same period in 2020. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding cash inflows from financing activities, cash outflows from business development activities, and the purchase of property and equipment.

•

Non-GAAP Research and Development Expenses: Non-GAAP research and development expenses for the three and twelve months ended December 31, 2021 were $108.5 million and $248.6 million, respectively, compared to $36.5 million and $123.0 million, respectively, for the same periods in 2020. Non-GAAP research and development expenses excludes certain one-time costs to acquire technology.

•

Non-GAAP Net Loss: Non-GAAP net loss for the three and twelve months ended December 31, 2021 was $120.6 million, or $0.65 per share, and $298.1 million, or $1.79 per share, respectively, compared to $45.5 million, or $2.98 per share, and $150.4 million, or $11.56 per share, respectively, for the same periods in 2020. Non-GAAP net loss excludes certain one-time costs to acquire technology and non-cash expenses related to the change in the estimated fair value of contingent consideration and success payment liabilities.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are more than 380 people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, and South San Francisco.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms, including its pre-clinical, clinical and regulatory development plans and timing expectations; the potential use and utility of licensed technologies for Sana’s programs; the potential ability to make hypoimmune-modified iPSCs that survive and evade the immune system without immunosuppression; the potential ability to make hypoimmune allogeneic CAR T cells that evade the immune system; the potential efficacy of CD19-targeted hypoimmune CAR T cells; the potential efficacy of a CD8 targeted fusosome containing a CD20-targeted CAR and of Sana’s SG295 program; the potential efficacy of the NIH’s CAR construct; the potential benefits of targeting both CD19 and CD22 with an “off-the-shelf” product, including in combination with Sana’s hypoimmune or fusogen platform; the ability to make stem cell-derived pancreatic islet cells and hypoimmune pancreatic islet cells, and the function and efficacy of such cells; and the potential ability to eliminate engraftment arrythmias in hypoimmune-modified pluripotent cell-derived cardiomyocytes. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K dated March 16, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	December 31, 2021	December 31, 2020
	(in thousands)
Cash, cash equivalents, and marketable securities	$746,877	$411,995
Total assets	1,129,407	730,296
Contingent consideration	153,743	121,901
Success payment liabilities	102,525	76,494
Total liabilities	400,905	298,583
Convertible preferred stock	-	852,897
Total stockholders' equity (deficit)	728,502	(421,184)

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share data)
Operating expenses:
Research and development	$108,505	$36,491	$248,626	$132,944
Research and development related success payments and contingent consideration	(9,905)	67,626	57,873	124,935
General and administrative	12,679	9,207	50,410	28,270
Total operating expenses	111,279	113,324	356,909	286,149
Loss from operations	(111,279)	(113,324)	(356,909)	(286,149)
Interest income, net	267	125	676	747
Other income, net	281	29	305	97
Net loss	$(110,731)	$(113,170)	$(355,928)	$(285,305)
Net loss per common share - basic and diluted	$(0.60)	$(7.40)	$(2.14)	$(21.92)
Weighted-average number of common shares - basic and diluted	183,987	15,293	166,433	13,014

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2020	$76,494	$121,901	$198,395
Changes in fair value - expense (gain)	115,657	11,393	127,050
Liability balance as of March 31, 2021	192,151	133,294	325,445
Changes in fair value - expense (gain)	(83,188)	7,163	(76,025)
Liability balance as of June 30, 2021	108,963	140,457	249,420
Changes in fair value - expense (gain)	25,229	(8,476)	16,753
Liability balance as of September 30, 2021	134,192	131,981	266,173
Changes in fair value - expense (gain)	(31,667)	21,762	(9,905)
Liability balance as of December 31, 2021	$102,525	$153,743	$256,268
Total change in fair value for the twelve months ended December 31, 2021	$26,031	$31,842	$57,873

(1)

Cobalt Biomedicine, Inc. (Cobalt) and the Presidents of Harvard College (Harvard) are entitled to success payments pursuant to the terms of their agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

(2)

Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the Company’s ongoing actual costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Twelve Months Ended December 31,
	2021	2020
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$411,995	$138,982
Ending cash, cash equivalents, and marketable securities	746,877	411,995
Change in cash, cash equivalents, and marketable securities	334,882	273,013
Cash paid to purchase property and equipment	29,862	23,872
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	364,744	296,885
Adjustments:
Cash paid to acquire technology(1)	52,096	7,650
Cash paid to satisfy contingent liability(2)	-	6,000
Net proceeds received from the initial public offering of common stock	(626,405)	-
Net cash received from the sale of convertible preferred stock	-	(435,538)
Operating cash burn - Non-GAAP	$(209,565)	$(125,003)

(1)

The non-GAAP adjustment of $52.1 million for the twelve months ended December 31, 2021 consisted of the one-time upfront payment of $50.0 million to Beam to license its genome editing technology and holdback payments of $2.1 million related to the acquisitions of Cytocardia, Inc. in 2019 and Oscine Corp. in 2020. The non-GAAP adjustment of $7.7 million for the twelve months ended December 31, 2020 was the upfront payment related to the acquisition of Oscine Corp. in 2020.

(2)

The non-GAAP adjustment of $6.0 million for the twelve months ended December 31, 2020 was the payment of a contingent liability due to Harvard in connection with the closing of the Series B convertible preferred stock financing.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Research and Development Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Research and development expense - GAAP	$108,505	$36,491	$248,626	$132,944
Adjustments:
Costs to acquire technology(1)	-	-	-	(8,500)
Change in the estimated fair value of contingent liability(2)	-	-	-	(1,443)
Research and development expense - Non-GAAP	$108,505	$36,491	$248,626	$123,001

(1)	The non-GAAP adjustment of $8.5 million for the twelve months ended December 31, 2020 was the upfront expense recorded in connection with the acquisition of Oscine Corp. in 2020.
(2)	The contingent liability was recorded in connection with the Harvard license agreement and paid in June 2020.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share data)
Net loss - GAAP	$(110,731)	$(113,170)	$(355,928)	$(285,305)
Adjustments:
Costs to acquire technology(1)	-	-	-	8,500
Change in the estimated fair value of the success payment liabilities(2)	(31,667)	31,505	26,031	72,142
Change in the estimated fair value of contingent consideration(3)	21,762	36,121	31,842	52,793
Change in the estimated fair value of contingent liability(4)	-	-	-	1,443
Net loss - Non-GAAP	$(120,636)	$(45,544)	$(298,055)	$(150,427)
Net loss per share - GAAP	$(0.60)	$(7.40)	$(2.14)	$(21.92)
Adjustments:
Costs to acquire technology(1)	-	-	-	0.65
Change in the estimated fair value of the success payment liabilities(2)	(0.17)	2.06	0.16	5.54
Change in the estimated fair value of contingent consideration(3)	0.12	2.36	0.19	4.06
Change in the estimated fair value of contingent liability(4)	-	-	-	0.11
Net loss per share - Non-GAAP	$(0.65)	$(2.98)	$(1.79)	$(11.56)
Weighted-average shares outstanding - basic	183,987	15,293	166,433	13,014

(1)	The non-GAAP adjustment of $8.5 million for the twelve months ended December 31, 2020 was the upfront expense recorded in connection with the acquisition of Oscine Corp. in 2020.
(2)

For the three and twelve months ended December 31, 2021, we recorded a gain related to the Cobalt success payment liability of $23.3 million and an expense of $23.6 million, respectively. For the three and twelve months ended December 31, 2020, we recorded expenses related to the Cobalt success payment liability of $27.1 million and $62.3 million, respectively. For the three and twelve months ended December 31, 2021, we recorded a gain related to the Harvard success payment liability of $8.4 million and an expense of $2.4 million, respectively. For the three and twelve months ended December 31, 2020, we recorded expenses related to the Harvard success payment liability of $4.4 million and $9.9 million, respectively. The expense and gain recorded in each period are due to changes in our market capitalization and common stock price during the relative periods.

(3)

The contingent consideration was recorded in connection with the acquisition of Cobalt. The change in value of the contingent consideration was primarily due to scientific progress toward the achievement of milestones during the relative periods.

(4)	The contingent liability was recorded in connection with the Harvard license agreement and paid in June 2020.